Exhibit 4.4

THIRD AMENDMENT TO

SENIOR SECURED NOTES

THIS THIRD AMENDMENT TO SENIOR SECURED NOTES (this “Amendment”) is made and entered into as of December 30, 2015 by and among Ener-Core, Inc., a Delaware corporation (the “Company”), and the undersigned, and amends those certain Senior Secured Notes dated as of May 9, 2015 (as amended to date, the “Notes”) as issued by the Company pursuant to that certain Securities Purchase Agreement, dated May 7, 2015, by and among the Company, the “Buyers” identified therein, and the Collateral Agent identified therein (as amended to date, the “Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

RECITALS

WHEREAS, pursuant to Section 15 of the Notes, the written consent of the holders of Notes representing at least a majority of the sum of (1) the aggregate principal amount of the Notes then outstanding and (2) the aggregate principal amount of the April 2015 Notes (as defined in the Agreement) then outstanding, including Empery Asset Master, Ltd. (“Empery”) so long as Empery or any of its Affiliates holds any April 2015 Notes (the “Required Holders”), shall be required for any change or amendment or waiver of any provision of the Notes, provided that any such amendment or waiver does not disproportionately, materially and adversely affect the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders;

WHEREAS, any amendment effected in accordance with Section 15 of the Notes is binding upon all holders of Notes; and

WHEREAS, the parties hereto wish to amend the Notes as set forth below in order to facilitate the Company’s efforts to consummate a bridge financing and subsequent Qualified Public Offering.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
AMENDMENTS TO THE NOTES

Section 1.1 Qualified Public Offering. Section 29(y) of the Notes is hereby amended and restated as follows:

“(t) “Qualified Public Offering” means a sale of the Company's Common Stock and/or QPO Derivative Securities in a firm commitment underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company).”

Section 1.2 Cashless Exercise. The following sentence is hereby added to the end of Section 3(a):

“If the form of QPO Derivative Securities issued in the QPO do not include a cashless or net exercise provision, the Company shall include such a cashless or net exercise provision in the form of such securities issuable upon conversion pursuant to this Section 3.”

Section 1.3 Removal of QPO Conversion Limitation. Section 3(d)(ii) of the Notes is hereby deleted in full.

Section 1.4 Third Tranche Notes. The defined term “Other Notes” shall include senior secured notes issued pursuant to the Third Tranche Subscription as defined in that certain Third Amendment to Securities Purchase Agreement dated of even date herewith.

ARTICLE II
MISCELLANEOUS

Section 2.1 Effect of this Amendment. This Amendment shall form a part of each Note for all purposes, and each holder thereof shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and holders of Notes representing at least a majority of the sum of (1) the aggregate principal amount of the Notes then outstanding and (2) the aggregate principal amount of the April 2015 Notes (as defined in the Agreement) then outstanding that, together with undersigned, constituting the Required Holders. From and after such effectiveness, any reference to the Notes shall be deemed to be a reference to the Notes as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Notes shall continue in full force and effect.

Section 2.2 Entire Agreement. This Amendment, together with the Notes, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3 Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Senior Secured Notes as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name: Alain J. Castro
Title: Chief Executive Officer

[Signature Page to Third Amendment to Senior Secured Notes—May 2015 Notes]

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Senior Secured Notes as of the date first written above.

HOLDER: By:

By:
Name:
Title:

[Signature Page to Third Amendment to Senior Secured Notes—May 2015 Notes]

 4